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Exhibit 10.6

GAINESVILLE BANK & TRUST STOCK OPTION PLAN OF 1997

        1.    Purpose of Plan.    This Stock Option Plan (the "Plan"), is intended to encourage ownership of shares of Gainesville Bank & Trust (the "Bank"), by key employees, officers, and directors of the Bank and to provide additional incentive for them to promote the success of the Bank.

        2.    Shares Subject to the Plan.    There will be reserved for use upon the exercise of options to be granted under the Plan ("Options"), an aggregate of 130,000 common shares, of the par value of $5.00 per share (the "Common Shares") of the Bank. The shares shall be made available from authorized and unissued common stock or from common stock issued and held in the treasury of the Bank, as shall be determined by the Board of Directors.

        3.    Administration.    Subject to the specific provisions hereinafter set forth, this Plan shall be administered by the Board of Directors ("Board").The Board shall have full power and authority to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including without limitation, the Bank, the stockholders, the directors, and any persons having any interest in any options which may be granted under this Plan.

        4.    Effective Date; Shareholder Approval.    This Plan was approved by the Board of Directors of the Bank on April 14, 1997, and it shall be generally effective as of said date, subject to the approval of the stockholders of the Bank at its next regularly scheduled shareholders meeting. If the Plan is not approved by the shareholders within twelve (12) months of the date it was approved by the Board of Directors, it shall automatically terminate and all options granted hereunder shall be void.

        5.    Eligibility.    Awards may be granted under the Plan to present or future key employees and to Directors of the Bank. Subject to the provisions of the Plan, the Board may, upon the recommendation of the President of the Bank, select the persons to whom awards will be granted, and will fix the number of shares covered by each such award and establish the terms and conditions thereof, including, without limitation, the exercise price of options, restrictions on exercisability of options or on the dispositions of the shares of common stock issued upon exercise of options, and the purchase price, vesting provisions, restrictions on transfer and repurchase of restricted stock.

        6.    Terms and Conditions of Option Awards.    Each option granted under the Plan will be evidenced by a Stock Option Agreement in a form approved by the Board. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan (and, in the case of an incentive stock option, not inconsistent with the provisions of the Internal Revenue Code ("Code") applicable thereto) as the Board deems appropriate.

        (a)    Option Exercise Price.    The option price per share with respect to each option shall not be less than the fair market value of the common stock on the date the option is granted (110 percent of fair market value in the case of an Optionee who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Bank (a "10 percent shareholder")).For purposes hereof, the "fair market value" of a share of common stock on any given date shall be as determined in good faith by the Board of Directors.

        (b)    Option Period.    The period during which an option may be exercised will be fixed by the Board and will not exceed ten years from the date the option is granted (5 years in the case of an incentive stock option granted to a "10 percent shareholder").

        (c)    Exercise of Options.    Subject to earlier termination of the option as provided herein, unless the Board determines otherwise, options will be exercisable from the date and after the date of grant. Vesting or other restrictions on the exercisability of an option will be set forth in the related Option Agreement.

        All or any part of the exercisable portion of an option may be exercised at any time during the option period. An option may be exercised by transmitting to the Bank (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price in cash or by certified or cashier's check or by such other means or in such other manner of payment as the Board may permit, together with the amount, if any, deemed necessary by the Board to enable the Bank to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Bank are made with respect to the satisfaction of such withholding obligations).

        (d)    Payment of Exercise Price.    The purchase price of common stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the Option Agreement, including, without limitation, previously-owned shares of common stock.

        (e)    Rights as a Stockholder.    No shares of common stock will be issued in respect to the exercise of an option granted under the Plan until full payment therefor has been made as provided herein, and the applicable income tax withholding obligations have been satisfied or provided for, as applicable.

The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued

        (f)    Non-Transferability of Options.    No option granted under the Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution; and each such option may be exercised during the Optionee's lifetime only by the Optionee. In the event of the death of the optionee, the Optionee's personal representative shall have thirty days from the date he or she is appointed to exercise all vested options, and upon the expiration of thirty (30) days all such options, if not exercised, shall be null and void.

        (g)    Termination of Employment or Other Service.    If an Optionee is an employee of the Bank at the time the option is granted and ceases to be employed by the Bank for any reason other than death, then, unless extended by the Board acting in its sole discretion, each outstanding option granted to him or her under the Plan will terminate on the date thirty (30) days after the date of such termination of employment or, if earlier, the date specified in the Option Agreement. An option granted to a Director shall not terminate due to his/her leaving service as a Director. If the Optionee's employment or service is terminated by reason of the Optionee's death, then, unless extended by the Board acting in its sole discretion, each outstanding option granted to the Optionee under the Plan will terminate on the date thirty (30) days after the date such employee's personal representative is appointed.

        (h)    Other Provisions.    The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions related to the application of federal or state banking or securities laws, as it may deem necessary or advisable.

        7.    Capital Changes. Reorganization. Sale.

        (a)    Adjustments Upon Change in Capitalization.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the Corporate structure or shares of the Bank, the Board shall make such equitable adjustments, if any, as it may deem appropriate, in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the options granted.

        (b)    Acceleration of Vesting Upon Change of Control.    If there is a "Change of Control" of the Bank (as defined in subparagraph (c) below, then all outstanding options shall become fully exercisable whether or not the vesting conditions, if any, set forth in the related Options Agreement, have been satisfied, and each Optionee shall have the right to exercise his or her options prior to such "Change of Control" and for as long thereafter as the option shall remain in effect in accordance with its terms and the provisions hereof.

        (c)    Change of Control Defined.    For purposes hereof, a "Change in Control" of the Bank is deemed to occur upon any of the following events:

        (1)  the closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under the rules and regulations promulgated under the Securities and Exchange Act of 1934, as amended) by any person or entity or any group (except the Board as it existed on the date of approval of this Plan) or other persons or entities acting in concert, of 50 percent or more of the outstanding shares of common stock of the Bank.

        (2)  The closing of any sale of all or substantially all of the assets of the Bank.

        "Change of Control "shall not include transfers occurring as a result of the following: (1) formation by the Bank's shareholders of a bank holding company and the surrender of Bank stock for holding company stock as a result thereof. (2) Transfers on account of death, gift, or stockholder action not in concert.

        (d)    Fractional Shares.    In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

        (e)    Determination of Board to be Final.    All adjustments under this paragraph shall be made by the Board, and its determination as to what adjustments shall be, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Section 424(h) of the Internal Revenue Code and so as not to cause the Optionee's incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option.

        8.    Amendment and Termination of Plan.    The Board may amend or terminate the Plan. However, the Board may not, without further stockholder approval, (a) increase the total number of shares which may be purchased under the Plan other than as provided in paragraph 7, or (b) extend the period during which options may be granted, or (c) change the class of persons eligible to receive awards under the Plan. No amendment or termination may affect adversely any outstanding award without the written consent of the Optionee.

        9.    No Rights Conferred.    Nothing contained herein will be deemed to give any individual any right to receive an award under the Plan or to be retained in the employ or service of the Company or create any obligation on the part of the Board to nominate any director for re-election by the Bank's shareholders.

        10.    Governing Law.    The Plan and each award agreement shall be governed by the laws of the State of Georgia.

        11.    Power of Board to Designate Decisions to Committee.    Except to the extent rights or powers under this Plan are reserved specifically to the discretion of shareholders, or reserved to the Board of Directors under applicable law, the Board may appoint a committee to interpret the Plan and any award agreement made under the Plan and to determine all issues which arise thereunder or in connection therewith, and the decision of the Board or Committee, as the case may be, shall be binding and conclusive on all interested persons.

        12.    Effect of Termination of The Plan.    The rights of grantees under awards outstanding at the time of termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the award (as then in effect or thereafter amended}.

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  Exhibit 10.6
GAINESVILLE BANK & TRUST STOCK OPTION PLAN OF 1997